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                                                             Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference in our firm as "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1984 Omnibus Stock Program of BMC Industries, Inc. and to the incorporation by reference therein of our reports dated February 21, 1995, with respect to the consolidated financial statements of BMC Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
July 10, 1995